U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

L&F ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39722	98-1557361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 North Riverside Plaza, Suite 5200 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 705-2786

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	NYSE American LLC

Class A Ordinary Shares included as part of the units	NYSE American LLC

Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249497 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants to purchase shares of Class A ordinary shares of L&F Acquisition Corp. (“LNFA”). The description of the units, Class A ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-249497) initially filed with the U.S. Securities and Exchange Commission on October 15, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1
Amended and Restated Memorandum and Articles of Association of L&F Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the L&F Acquistion Corp.’s Registration Statement on Form S-4 (File No. 333-262570), filed on May 13, 2022).

4.1
Specimen Unit Certificate of L&F Acquisition Corp. (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to L&F Acquisition Corp.’s Registration Statement on Form S-1, filed on November 12, 2020).

4.2
Specimen Class A Ordinary Share Certificate of L&F Acquisition Corp. (incorporated by reference to Amendment No. 1 to L&F Acquisition Corp.’s Registration Statement on Form S-1, filed on November 12, 2020).

4.3
Specimen Warrant Certificate of L&F Acquisition Corp. (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to L&F Acquisition Corp.’s Registration Statement on Form S-1, filed on November 12, 2020).

4.4
Warrant Agreement, dated November 24, 2020, by and between L&F Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to L&F Acquisition Corp.’s Current Report on Form 8-K, filed on November 23, 2020).

10.1
Investment Management Trust Agreement, dated as of November 23, 2020, by and between L&F Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.3 to L&F Acquisition Corp.’s Current Report on Form 8-K, filed on November 23, 2020).

10.2
Registration and Shareholder Rights Agreement among the Company, the Sponsor, the Underwriter and certain directors of the Company (incorporated by reference to Exhibit 10.4 to L&F Acquisition Corp.’s Current Report on Form 8-K, filed on November 23, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2022

L&F ACQUISITION CORP.

By:	/s/ Adam Gerchen
Name:	Adam Gerchen
Title:	Chief Executive Officer